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Exhibit 99.1
AXT, Inc. First Quarter 2024 Results
May 2, 2024
Page 1 of 7

AXT, Inc. Announces First Quarter 2024 Financial Results

Revenue Grows 11% Quarter to Quarter; Indium Phosphide up 48%

FREMONT, Calif., May 2, 2024 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor wafer substrates, today reported financial results for the first quarter, ended March 31, 2024.

Management Qualitative Comments

“We are pleased with our first quarter results,” said Morris Young, chief executive officer. “We exceeded our Q1 revenue and profitability guidance, delivering 11 percent sequential growth in our revenues and 54 percent sequential improvement in our non-GAAP net income. Across our product lines, new catalysts, such as artificial intelligence, are providing exciting incremental opportunities for advanced compound semiconductor materials. We understand from our customers that our indium phosphide substrates are currently being utilized for high-speed optical components for artificial intelligence interconnects and we are working closely with a number of customers building next-generation lasers for use in data center transceivers. As we look ahead, we remain steadfastly focused on business efficiency and accelerating our return to profitability.”

First Quarter 2024 Results

In order to provide better clarity on its operational and financial results, AXT reports its financial results on both a GAAP and non-GAAP basis. Non-GAAP results exclude stock-based compensation expense. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the first quarter of 2024 was $22.7 million, compared with $20.4 million for the fourth quarter of 2023 and $19.4 million for the first quarter of 2023.

●	GAAP gross margin was 26.9 percent of revenue for the first quarter of 2024, compared with 22.6 percent of revenue for the fourth quarter of 2023 and 26.3 percent for the first quarter of 2023.

●	Non-GAAP gross margin, after excluding charges for stock-based compensation, was 27.3 percent of revenue for the first quarter of 2024, compared with 23.2 percent of revenue for the fourth quarter of 2023 and 26.9 percent for the first quarter of 2023.

●	GAAP operating expenses were $9.4 million for the first quarter of 2024, compared with $8.2 million for the fourth quarter of 2023 and $9.5 million for the first quarter of 2023.

AXT, Inc. First Quarter 2024 Results
May 2, 2024

●	Non-GAAP operating expenses were $8.7 million for the first quarter of 2024, compared with $7.5 million for the fourth quarter of 2023 and $8.7 million for the first quarter of 2023.

●	GAAP operating loss for the first quarter of 2024 was an operating loss of ($3.3) million, compared with an operating loss of ($3.6) million for the fourth quarter of 2023 and an operating loss of ($4.4) million for the first quarter of 2023.

●	Non-GAAP operating loss for the first quarter of 2024 was an operating loss of ($2.5) million, compared with an operating loss of ($2.7) million for the fourth quarter of 2023 and an operating loss of ($3.5) million for the first quarter of 2023.

●	Non-operating income and expense, taxes and minority interest for the first quarter of 2024 was a net gain of $1.3 million, compared with a net loss of ($0.1) million in the fourth quarter of 2023 and a net gain of $1.1 million for the first quarter of 2023.

●	GAAP net loss, after minority interests, for the first quarter of 2024 was a net loss of ($2.1) million, or ($0.05) per share, compared with a net loss of ($3.6) million or ($0.09) per share for the fourth quarter of 2023 and a net loss of ($3.3) million or ($0.08) per share for the first quarter of 2023.

●	Non-GAAP net loss in the first quarter of 2024 was a net loss of ($1.3) million, or ($0.03) per share, compared with a net loss of ($2.8) million or ($0.07) per share in the fourth quarter of 2023 and a net loss of ($2.4) million or ($0.06) per share for the first quarter of 2023.

STAR Market Listing Update

On January 10, 2022, AXT announced that Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange (the “SSE”) its application to list its shares in an initial public offering (the “IPO”) on the SSE’s Sci-Tech innovAtion boaRd (the “STAR Market”) and the application was accepted for review. Subsequently, Tongmei responded to several rounds of questions received from the SSE. On July 12, 2022, the SSE approved the listing of Tongmei’s shares in an IPO on the STAR Market. On August 1, 2022, the China Securities Regulatory Commission (the “CSRC”) accepted for review Tongmei’s IPO application. The STAR Market IPO remains subject to review and approval by the CSRC and other authorities. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Subject to review and approval by the CSRC and other authorities, Tongmei hopes to accomplish this goal in the coming months. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (800) 715-9871 (passcode 4378083). The call will also be

AXT, Inc. First Quarter 2024 Results
May 2, 2024

simulcast at www.axt.com. Replays will be available at (800) 770-2030 (passcode 4378083) until May 16, 2024. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor wafer substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s wafer substrates are used when a typical silicon wafer substrate cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in more than ten companies in China producing raw materials and consumables for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, the company provides certain non-GAAP financial measures that exclude stock-based compensation in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The company believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP financial measures offer an important analytical tool to help investors understand the company’s core operating results and trends. In addition, management uses non-GAAP financial measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against peer companies. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the company’s non-GAAP financial measures as tools for comparison. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

Forward-Looking Statements

AXT, Inc. First Quarter 2024 Results
May 2, 2024

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the timing and completion of the proposed listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our product mix, our growth prospects and opportunities for continued business expansion, including trends, new applications and the ramping of Tier-1 customers, our market opportunity, our ability to lead our industry, our expectations with respect to our business prospects and financial results, including our gross margin performance, and our development of larger diameter substrates that we believe will enable the next generation of technology innovation across a number of end-markets. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. First Quarter 2024 Results
May 2, 2024

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023

Revenue	$22,688	$19,405
Cost of revenue	16,594	14,295
Gross profit	6,094	5,110
Operating expenses:
Selling, general and administrative	6,227	5,952
Research and development	3,214	3,595
Total operating expenses	9,441	9,547
Loss from operations	(3,347)	(4,437)
Interest expense, net	(349)	(397)
Equity in income of unconsolidated joint ventures	890	1,034
Other income, net	1,032	282
Loss before provision for income taxes	(1,774)	(3,518)
Provision for income taxes	274	148
Net loss	(2,048)	(3,666)
Less: Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	(35)	318
Net loss attributable to AXT, Inc.	$(2,083)	$(3,348)
Net loss attributable to AXT, Inc. per common share:
Basic	$(0.05)	$(0.08)
Diluted	$(0.05)	$(0.08)
Weighted-average number of common shares outstanding:
Basic	42,987	42,498
Diluted	42,987	42,498

AXT, Inc. First Quarter 2024 Results
May 2, 2024

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$25,793	$37,752
Restricted cash	13,807	12,362
Short-term investments	1,667	2,140
Accounts receivable, net	25,058	19,256
Inventories	85,943	86,503
Prepaid expenses and other current assets	11,474	12,643
Total current assets	163,742	170,656
Property, plant and equipment, net	163,122	166,348
Operating lease right-of-use assets	2,657	2,799
Other assets	19,443	18,898
Total assets	$348,964	$358,701
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,262	$9,617
Accrued liabilities	12,697	19,019
Short-term loans	49,048	52,921
Total current liabilities	72,007	81,557
Noncurrent operating lease liabilities	2,211	2,351
Other long-term liabilities	9,655	5,647
Total liabilities	83,873	89,555

Redeemable noncontrolling interests	40,581	41,663

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	44	44
Additional paid-in capital	239,257	238,452
Accumulated deficit	(34,123)	(32,040)
Accumulated other comprehensive loss	(7,626)	(5,999)
Total AXT, Inc. stockholders’ equity	201,084	203,989
Noncontrolling interests	23,426	23,494
Total stockholders’ equity	224,510	227,483
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$348,964	$358,701

AXT, Inc. First Quarter 2024 Results
May 2, 2024

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2024	2023
GAAP gross profit	$6,094	$5,110
Stock-based compensation expense	105	106
Non-GAAP gross profit	$6,199	$5,216

GAAP operating expenses	$9,441	$9,547
Stock-based compensation expense	704	809
Non-GAAP operating expenses	$8,737	$8,738

GAAP loss from operations	$(3,347)	$(4,437)
Stock-based compensation expense	809	915
Non-GAAP loss from operations	$(2,538)	$(3,522)

GAAP net loss	$(2,083)	$(3,348)
Stock-based compensation expense	809	915
Non-GAAP net loss	$(1,274)	$(2,433)

GAAP net loss per diluted share	$(0.05)	$(0.08)
Stock-based compensation expense per diluted share	$0.02	$0.02
Non-GAAP net loss per diluted share	$(0.03)	$(0.06)

Shares used to compute diluted net income per share	42,987	42,498